CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. 39 to the registration statement on Form N-1A ("Registration Statement") of our reports dated December 10, 1999, relating to the financial statements and financial highlights of John Hancock Global Fund, John Hancock International Fund and John Hancock Mid Cap Growth Fund which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2000